SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 1, 2004

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)

(949) 282-6000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Item 2.                       Acquisition or Disposition of Assets

(a)                                              On April 1, 2004, InSight Health Corp. (“InSight”), a wholly owned subsidiary of InSight Health Services Holdings Corp. (the “Registrant”), acquired twenty-one (21) diagnostic imaging centers located in California, Arizona, Kansas, Texas, Pennsylvania and Virginia.  The acquisition was made pursuant to a Stock Purchase Agreement dated February 13, 2004, by and among InSight, Comprehensive Medical Imaging, Inc. (“CMI”), Cardinal Health 414, Inc. and Cardinal Health, Inc. (“Cardinal Health”), as amended by Amendment No. 1 dated as of April 1, 2004 (collectively, the “Stock Purchase Agreement”).

Pursuant to the Stock Purchase Agreement, the purchase price was approximately $46.5 million, which included $1.2 million of transaction related costs.  InSight paid approximately $35.9 million to Cardinal Health and approximately $10.6 million for the payment of debt, for all of the outstanding shares of CMI.  The purchase price was determined through arms’ length negotiations between the InSight and Cardinal Health.  The Registrant financed the acquisition with (i) borrowings on its existing credit facilities with a syndicate of banks led by Bank of America, N.A. and (ii) proceeds from a recent offering of unregistered senior subordinated notes.

The parties are still in negotiations with respect to the closing of the purchase of a twenty-second (22nd) center.

(b)                                             CMI, when owned by Cardinal Health, provided diagnostic imaging services, including magnetic resonance imaging (“MRI”), computed tomography, positron emission tomography, open MRI, ultrasound, mammography, nuclear medicine, radiology and fluoroscopy services.  The Registrant intends to continue to use the assets of CMI in the manner in which they were previously used by Cardinal Health.

Item 7.                       Financial Statements and Exhibits

(a)                                              Financial statements of businesses acquired.

In accordance with Item 7(a)(4), the financial statements required by Item 7(a) are not included in this report.  The Registrant will file such financial statements within the 60-day period provided by Item 7(a)(4).

(b)                                             Pro forma financial information.

In accordance with Item 7(a)(4), the pro forma financial information required by Item 7(b) is not included in this report. The Registrant will file such pro forma financial information within the 60-day period provided by Item 7(a)(4).

(c)                                              Exhibits.

2.1                                             Stock Purchase Agreement dated February 13, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health, Inc. (filed herewith).

2.2                                             Amendment No. 1 to Stock Purchase Agreement dated April 1, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health, Inc. (filed herewith).

99.1                                       Press Release dated April 6, 2004, announcing the completion of the acquisition (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	April 8, 2004	INSIGHT HEALTH SERVICES HOLDINGS CORP.

		By:	/S/ Brian G. Drazba
Brian G. Drazba
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

2.1	Stock Purchase Agreement dated February 13, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health, Inc. (filed herewith).

2.2

Amendment No. 1 to Stock Purchase Agreement dated April 1, 2004, by and among InSight Health Corp., Comprehensive Medical Imaging, Inc., Cardinal Health 414, Inc. and Cardinal Health, Inc. (filed herewith).

99.1	Press Release dated April 6, 2004, announcing the completion of the acquisition (filed herewith).